Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-185612 and 333-208575) of our report dated February 27, 2015 with respect to the statements of operations, members’ equity, and cash flows of Laramie Energy, LLC (formerly Piceance Energy, LLC) for the year ended December 31, 2014, appearing in the Annual Report on Form 10-K of Par Pacific Holdings, Inc. for the fiscal year ended December 31, 2016.

/s/ EKS&H LLLP

Denver, Colorado

March 7, 2017